UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

December 22, 2008
Date of Report (Date of Earliest Event Reported)

January 23, 2009
Date of Filing

ESP RESOURCES, INC.
(Exact Name of Registrant as Specified in its Charter)

PANTERA PETROLEUM, INC.
(Former Name of Registrant)

Nevada	000-52506	98-0440762
(State or other Jurisdiction)	(Commission File No.)	(IRS Employer I.D. No.)

111 Congress Avenue, Suite 400
Austin, TX 78701
(Address of Principal Executive Offices)

(512) 391-3868
(Registrant's Telephone Number)

N/A
(Former Name or Former Address if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4)

ITEM 4.01. CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

As approved by the Registrant’s Board of Directors on December 22, 2008, the accounting firm of Malone & Bailey, P.C. was engaged to take over the audit responsibilities from BDO Dunwoody LLP (“BDO”) and BDO was dismissed on that same date.

BDO had served as the Registrant’s independent auditor since January 31, 2008. BDO became the Registrant’s auditor as a result of a merger between BDO and Amisano Hanson (the Company’s former accountant who had served the Registrant since inception). The Registrant announced this change on Form 8-K on February 20, 2008 and Amisano Hanson provided a letter. According to the Form 8-K filed, there were no disagreements with Amisano Hanson on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Amisano Hanson would have caused it to make reference to such disagreements in its reports.

Except as described below, the audit reports of BDO since its engagement on those consolidated financial statements of Pantera Petroleum, Inc. did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to audit scope or accounting principles. BDO’s audit report relating to the audit of Pantera’s financial statements for the year ended May 31, 2008 indicated the auditors’ substantial doubt about the Company’s ability to continue as a going concern because, at that time, the Company had not yet achieved profitable operations, had accumulated losses since its inception, did not have adequate cash to fund its operations and expected to incur further losses in the development of its business. BDO stated that the Company’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.

Since the engagement of BDO, the Registrant (or someone on its behalf) has not consulted with Malone & Bailey, P.C., or any other auditor, regarding any accounting or audit concerns, to include, but not by way of limitation, those stated in Item 304 of Regulation S-K.

During the period that BDO served as the Registrant’s independent auditor and through the date of dismissal, the Registrant has not had any disagreements with BDO, whether resolved or not resolved, on any matter of accounting principals or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to said accountants' satisfaction, would have caused it to make reference to the subject matter of the disagreements(s) in connection with its report. Additionally, there have been no reportable events within the meaning set forth in Item 304 of Regulation S-K.

Registrant has provided BDO with a copy of this Current Report on Form 8-K/A before it was filed and requested that BDO furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of BDO’s letter dated January 23, 2009 is filed as Exhibit 16 to this Current Report on Form 8-K/A.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit
Number	Description
Exhibit 16.1.	Amended Letter to the Registrant from BDO Dunwoody LLP dated January 23, 2009.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 23, 2009

/s/ Chris Metcalf
Chris Metcalf
Chief Executive Officer, President and Director